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Silicon Graphics, Inc.

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BO EWALD, CHIEF EXECUTIVE OFFICER

“At the heart of our company are our people—they enable us to field new technologies and deliver complicated systems that work right out of the box, and they work side by side with our customers on their most important problems.”

Dear Fellow Stockholders,

I am delighted to be back at SGI, to return and lead the company I’ve held in very high regard as a previous employee, stockholder and most recently as a competitor. Fiscal 2007 was a transformative year for SGI. We made tremendous progress in our turnaround. We had significant new product offerings, including our first two cluster systems. These systems, plus our existing Altix and storage products, enabled our new core product business to grow by 27%. We had strong operational execution, and aggressively managed our cost structure and working capital. As a result, we were able to demonstrate stability in our results, providing a strong foundation for growth. We begin fiscal 2008 energized by our prospects, committed to our vision and driven to deliver long-term financial success to our stockholders.

In reviewing fiscal 2007, and preparing for the future, there are three key things we would like to highlight—our customers, the foundation that we are building for the future, and our employees.

Our customers demonstrated their strong support of the company—by continuing with us during the transitions of the year, but more recently by ordering more of our new products and working with us to define our going-forward strategy. We help solve some of the most important and challenging problems in the world, ranging from modeling global climate change, to counter terrorism efforts, to new product design, to rocket plane racing. Going forward you’ll see us grow from our very strong base of government customers, increase our industrial customers, and begin to serve more business applications where very large databases need to be analyzed very quickly.

As we celebrate the company’s 25th Anniversary, we will continue to strengthen our foundation for future growth. We have Linux operating environment expertise that enables us to deploy very large installations very quickly and support optimization of application performance across a number of industries. We offer a balanced system architecture that enables independent scaling of processors, memory and I/O, enabling our customers to focus their investment on the capability they require. We have a heritage of delivering hardware and software solutions that drive optimal performance while addressing the complexities inherent in high-performance computing installations, and our deep domain expertise can guide our customers to their next innovation. The result of that is 25 years of changing the world. We’re very proud of the industry-defining innovations enabled by our technology that have brought about the virtual autopsy, visualization of off-shore oil drilling, airline load balancing and the digital newsroom.

At the heart of our company are our people— they enable us to field new technologies and deliver complicated systems that work right out of the box, and they work side by side with our customers on their most important problems. We are also working to create a very strong leadership team in the company; we’ve promoted people from within and have recruited and will continue to attract outstanding people from outside the company as we move forward. We thank our employees for what they have done, and for what they will do as we move forward.

In closing, our fiscal 2007 results show that we have stabilized our foundation and are setting a clear strategic vision for the future. We have early indicators that our vision is the right one and we’re gaining traction on our path to growth. The end result is that we begin fiscal 2008 on the offense, attacking our markets with confidence and optimism. We appreciate the confidence that our customers, stockholders and employees have shown in us over the past year, and are committed to continue our progress toward returning increasing value in the years ahead.

Sincerely,

Robert H. Ewald

BOARD OF DIRECTORS

Robert H. Ewald Chief Executive Officer, Silicon Graphics, Inc.

Eugene I. Davis

Chairman and Chief Executive Officer,

Pirinate Consulting Group L.L.C.

Anthony Grillo

Founder and Chief Executive Officer,

American Securities Opportunity Fund, LP

Joanne 0. Isham

Chief Operating Officer,

High Performance Technologies, Inc.

Kevin D. Katari

Managing Member,

Watershed Asset Management L.L.C.

James A. McDivitt

Former Senior Vice President,

Government Operations and International,

Rockwell International Corporation

Chun Won Yi

Vice President,

Quadrangle Group LLC

EXECUTIVE MANAGEMENT

Robert H. Ewald

Chief Executive Officer and Head of Sales

Kathy A. Lanterman

Senior Vice President

and Chief Financial Officer

Eng Lim Goh, Ph.D.

Senior Vice President

and Chief Technology Officer

David M. Parry

Senior Vice President

and Product General Manager

Barry J. Weinert

Vice President and General Counsel

STOCKHOLDER INFORMATION

Corporate Headquarters

Silicon Graphics, Inc. 1140 East Arques Avenue

Sunnyvale, California 94085

www.sgi.com

[650] 960-1980

Annual Meeting

The Annual Meeting of Stockholders for the Company will be held on November 19, 2007 at 8:00 a.m., Pacific time, at the offices of Cooley Godward Kronish LLP located at 101 California Street, 5th Floor, San Francisco, California 94111.

Form10-K

Upon receiving a written request, the Company will provide, without charge, to any stockholder of record as of the record date additional copies of the Company’s Form 10-K. Please send requests to: Corporate Secretary, Silicon Graphics, Inc., 1140 East Arques Avenue, Sunnyvale, California 94085.

The Company’s financial reports, including the 10-K, are posted at the “Investors” section on the Company’s Web site at www.sgi.com. Copies of these reports can be made directly from the posting.

Quarterly Earnings Announcements

The Company’s quarterly earnings announcements are posted at the “Press” section of the Company’s Web site at www.sgi.com. Copies of these announcements can be made directly from the posting.

Stock Trading Information

The common shares of the Company are traded on the Nasdaq Global Market under the symbol “SGIC.”

Transfer Agent

Computershare Investor Services

P.O. Box 43010

Providence, Rhode Island 02940

2007

ANNUAL REPORT AND PROXY STATEMENT

Corporate Headquarters

Silicon Graphics, Inc.

1140 East Arques Avenue

Sunnyvale, California 94085

www.sgi.com [650] 960-1980

SGI—Innovation for Results™

SGI [NASDAQ: SGIC] is a leader in high-performance computing. SGI delivers a complete range of high-performance server and storage solutions along with industry-leading professional services and support that enable its customers to overcome the challenges of complex data-intensive workflows and accelerate breakthrough discoveries, innovation and information transformation. SGI solutions help customers solve their challenges whether it’s enhancing the quality of life through drug research, designing and manufacturing safer and more efficient cars and airplanes, studying global climate, providing technologies for homeland security and defense, or helping enterprises manage large data sets. With offices worldwide, the company is headquartered in Sunnyvale, California and can be found on the Web at www.sgi.com.

© 2007 SGI. All rights reserved. SGI, Altix, and the SGI logo are registered trademarks of SGI in the United States and/or other countries worldwide. All other trademarks mentioned herein are the property of their respective owners.